RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (the “Agreement”) is made and entered into by and between Rocky Mountain High Brands, Inc., fka Totally Hemp Crazy, Inc., fka Republic of Texas Brands, Inc. (sometimes referred to as “RMHB” or the “Company”) and Roy Meadows (sometimes referred to as “Meadows”) (RMHB and Meadows sometimes collectively referred to as “the Parties”) according to the following terms.

A.        On or about February 5, 2013, RMHB, acting in its then-current corporate name of Republic of Texas Brands, Inc., and Meadows entered into a written agreement, entitled Demand Convertible Promissory Note with the principal to be up to $250,000.00 US. During 2013, the Company was advanced $57,000.00 under the loan prior to filing for bankruptcy protection on December 16, 2013 in the United States Bankruptcy Court, Northern District of Texas, Case No. 13-36434-bjh-11. After emerging from bankruptcy reorganization, on July 17, 2014, that note was amended and restated for $250,000.00. That amended and restated note was again amended and restated to be the Totally Hemp Crazy, Inc. Demand and Convertible Note in the principal amount of up to $1,500,000.00 (the “Meadows Note”), which was dated March 25, 2015. At September 25, 2017, according to the books and records of RMHB, the principal balance of the Meadows Note was $1,107,606, with accrued interest of $275,197.00. As additional consideration for the providing of funds under the Meadows Note, Plaintiff was required to issue Common Stock Purchase Warrants (the “Meadows Warrants”), two of which are still outstanding and subject to being exercised in the amounts of 41,454,851 and 13,166,064 shares of common stock of RMHB. Meadows claims to be entitled to issuance, under the terms of the Meadows Note, of additional warrants to purchase 28,185,900 shares of RMHB common stock. On or about October

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 13, 2015, RMHB and Meadows entered into a written agreement, entitled Convertible Promissory Note with the principal to be up to $500,000.00 USD (“Second Meadows Note”). Meadows filed a UCC against RMHB for the notes. Meadows claims to be entitled to additional warrants.

B.       The Parties entered into an Exchange Agreement, dated November 3, 2015, whereby the Meadows Note was exchanged for Series C Preferred stock of RMHB.

Meadows subsequently claimed a breach of the Exchange Agreement and Meadows invoked arbitration. The Company filed suit for an injunction against continuation of the Meadows arbitration in the Eighteenth Judicial Circuit Court of Seminole County, Florida, Rocky Mountain High Brands, Inc. v. Roy Meadows, David Meadows et al, Case No. 2016-CA-000958-15-W. RMHB amended the suit to include causes of action against Meadows, and Meadows filed counterclaims against RMHB. That suit is currently pending.

C.       The Parties desire to compromise and settle all controversies, claims and causes of action, of whatever kind or character, existing between them, or that could exist between them arising out of, relating to or in connection with any and/or all events occurring prior to the execution of this Agreement.

D.       The Parties understand and agree that this is a compromise of claims, and that nothing contained herein shall be construed as an admission of liability by any party, all such liability being expressly denied.

E.       The Parties understand and agree that this Agreement is not effective until:

a.        delivery to Meadows of $1,000,000 USD in immediately available funds,

b.       delivery to Meadows of the Meadows Conversion Shares,

c.       delivery to Meadows of a letter from RMHB’s President and Chief Executive

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Officer stating that RMHB is unable to pay the remaining outstanding balance on the Meadows Note less the Conversion Amount and is unable to pay the principal balance and all fees, penalties and interest accrued under the Second Meadows Note,

d.       delivery to Meadows of the Warrant Exchange Shares together with an attorney’s opinion letter regarding resale of the Warrant Shares and the Warrant Exchange Shares pursuant to Rule 144 , and

e.       the filing of the 8-K confirming that Roy is not and never has been an affiliate.

For further clarification, all of the consideration due to Meadows pursuant to this Agreement is a condition precedent to its effectiveness and no dismissals with prejudice of the pending litigation in the Eighteenth Judicial Circuit Court of Seminole County, Florida shall be filed prior to completion of all of the terms hereunder.

NOW, THEREFORE, in consideration of the mutual promises and covenants specified herein, including the recitals set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed by all of the Parties, the undersigned agree as follows:

1.       Concurrently with the effectiveness of this Agreement: (i) the Exchange Agreement shall be deemed cancelled, null, and void; (ii) all shares of Series C Preferred Stock shall be deemed cancelled, and (iii) the Meadows Note, to the extent it has been exchanged for the Series C Preferred Stock, shall be deemed reinstated in full. Under the terms and conditions set forth in the Assignment of Debt Agreement attached hereto as Exhibit A, Meadows shall transfer and convey to GHS Investments, LLC (“GHS”) all right, title and interest in and to the principal balance due and owing of $1,107,606 under the Meadows Note, not including accrued and

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unpaid interest and fees. As consideration under the Assignment of Debt Agreement, Meadows shall receive $1,000,000.00 USD in cash, in immediately available funds, to be wired immediately upon closing of the Assignment of Debt Agreement with GHS to an account designated by Meadows.

2.       Meadows shall retain $20,000 of the outstanding balance due and owing under the Meadows Note, wherein such balance represents a portion of the accrued interest thereunder to date (the “Conversion Amount”). All additional interest, fees and penalties accrued under the Meadows Note, and the principal balance and all fees, penalties and interest accrued under the Second Meadows Note, are hereby waived and released by Meadows upon the effectiveness of this Agreement and the closing of the Assignment of Debt Agreement. Upon execution of this Agreement, (i) under the terms and conditions of the Meadows Note, Meadows shall convert the $20,000 in accrued interest owing under the Meadows Note at a conversion price per share of $.001, for the issuance of 20,000,000 shares of common stock of RMHB, which shall be eligible for re-sale pursuant to Rule 144 and which shall be issued immediately (the “Meadows’ Conversion Shares”), and (ii) RMHB will provide Meadows with a letter from its President and Chief Executive Officer stating that RMHB is unable to pay the remaining outstanding balance on the Meadows Note less the Conversion Amount and is unable to pay the principal balance and all fees, penalties and interest accrued under the Second Meadows Note. Resales of the Meadows Conversion Shares shall be subject to a leak out agreement as set forth below.

3.       Solely in exchange for his agreement for the surrender and cancellation of the existing Meadows Warrants and any other warrants that he may have been issued in the Company, whether or not said warrants are physically delivered to RMHB, Meadows shall receive an additional 25,000,000 shares of common stock of RMHB, with such shares to be eligible for resale pursuant to Rule 144 (the “Warrant Exchange Shares”). The Warrant Exchange

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Shares shall be issued to Meadows solely in exchange for his surrender and cancellation of the existing Meadows Warrants and said Meadows Warrants shall be immediately cancelled and be of no further force and effect. The Warrant Exchange Shares together with an attorney’s opinion letter regarding resale of the Warrant Shares pursuant to Rule 144 shall be issued within three (3) business days following the legal effectiveness of the Company’s pending amendment to amend its Articles of Incorporation to increase it authorized common stock to 4,000,000,000 shares, which said legal effectiveness shall not be later than October 31, 2017.

4.        Meadows agrees that he shall re-sell the Meadows Conversion Shares and the Warrant Exchange Shares as follows (“the leak out agreement”):

(a)       Stock price at or above $0.06 per share. There shall be no restrictions for any sales of the Shares at or above $0.06 per share.

(b)       Stock price below $0.06 per share. With respect to any sales of the Shares below $0.06 per share, any such sales during each trading day thereafter shall be limited to no more than 10% (the “Share Limit”) of the aggregate volume of the Company’s common stock in the immediately preceding trading day.

5.       With regard to his agreement to receive the Meadows Conversion Shares and the Warrant Exchange Shares under this Agreement (for the purposes of this subsection, “the Shares”), Meadows represents and warrants as follows:

(A)       Meadows’ acquisition of the Shares involves a high degree of risk in that RMHB has not achieved profitable operations at this time and may require substantial additional funds to execute on its business plans;

(B)       Meadows is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

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(C)       Meadows is acquiring the Shares as principal for his own benefit;

(D)        Meadows is not aware of any advertisement of the Shares or any general solicitation in connection with any offering of the Shares;

(E)       With regard to the securities of RHMB that he shall receive under the terms of this Agreement, Meadows is not relying on any information communicated by any representatives of RMHB other than the representations, warranties, and covenants contained in this Agreement and in the relevant SEC filings as of October 4, 2017, review of which is acknowledged by Meadows, in making a decision to accept the Shares under this Agreement.

6.       With regard to the Meadows Conversion Shares and the Warrant Exchange Shares (hereinafter, the “Shares”), the Company and Meadows affirm their mutual understanding that such shares are to be eligible for resale pursuant to Rule 144. The Company agrees that it shall maintain an adequate quantity of authorized shares of its common stock in order to enable Meadows’ conversion for the Meadows Conversion Shares simultaneous with the execution of this Agreement, and for the issuance of the Warrant Exchange Shares when issuable hereunder. The Company shall not object to, contest, or disagree in any way with the legal opinion of any duly licensed attorney that such shares are eligible for resale under Rule 144, and shall direct its transfer agent to honor any such legal opinion. Further, the Company shall cooperate in good faith with any and all attempts by Meadows to clear and deposit such shares for trading, and shall provide any representations or warranties reasonably requested in this regard by a licensed broker-dealer receiving a deposit of such shares from Meadows. Further, Company hereby represents, warrants, and affirms that Meadows is not, and never has been an “affiliate” of the Company within the meaning of Rule 144(a)(1), nor an owner of 10% or more of any class of its stock. The Company shall include a statement to this effect in its Current Report to be filed on Form 8-K disclosing this Agreement and related transactions. Currently with his execution of this

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Agreement, Meadows shall sign and deliver to GHS the Assignment of Debt Agreement attached hereto as Exhibit A, and upon Meadows receipt of the purchase price of $1,000,000, Meadows shall deliver a UCC 3 assigning Meadows’ security interests in RMHB assets to GHS.

7.       Further, upon effectiveness of this Agreement, the Second Meadows Note shall be deemed released, cancelled, and of no further force or effect.

8.       The Parties, individually and collectively, as well as their respective predecessors and successors, agents, attorneys, employees, representatives, heirs and assigns, hereby forever fully release, discharge and acquit the other Parties, and each of them, individually and collectively, as well as their respective predecessors and successors, agents, officers, directors, attorneys, employees, representatives, heirs and assigns, from any and all costs, losses, liabilities, damages, injuries, expenses, claims, demands, actions, causes of action, UCCs, warrants, contracts and/or agreements, known or unknown, fixed or contingent, liquidated or unliquidated, that any one or more of the Parties has, or may in the future have, against any or all of the Parties as a result of or arising out of or pertaining to any subject matters arising from the Meadows Note, Meadows Second Note, the Meadows Warrants, as well as all other events at any time through the date of this Agreement; provided, however, this release is not intended to and does not apply to any claim to enforce the terms of this Agreement or of any of the obligations contained herein. Upon the effectiveness of this Agreement, counsel for Company and Meadows shall prepare and file appropriate stipulations for dismissal, with prejudice, of all claims and causes of action now pending in the Eighteenth Judicial Circuit Court of Seminole County, Florida.

WARRANTIES, REPRESENTATIONS AND COVENANTS

The Parties make the following covenants, warranties and representations, each of which

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shall survive the Closing and the transactions described herein:

9.       No Admission of Liability. This Agreement is entered into for settlement purposes to avoid inconvenience, litigation and expense, and, except as otherwise provided or created herein, it is further agreed that no party hereto admits to the existence or validity of any debts, duties, obligations, claims, defenses, demands, actions, causes of action, suits, damages, injuries, liabilities, penalties, losses, costs or expenses (including attorneys’ fees, expert fees and court costs).

10.       Voluntariness. The Parties have read this Agreement, understand its contents, and have voluntarily executed this Agreement as his or her or its own free act. Each Party has been given adequate time to consider this Agreement. The terms of this Agreement are not only understandable, but they are fully understood by him or her or it.

11.       No Prior Assignments. Each of the Parties owns and has not sold, assigned, granted or otherwise transferred to any other individual or entity any right, privileges or cause of action, or any part thereof, arising out of or otherwise connected with the subject matter or terms of this Agreement, save and except the assignment to GHS.

12.       Consideration. The only consideration for signing this Agreement are the terms stated herein. No other promises or agreements of any kind have been made to or with the Parties by any person or entity whomsoever to cause him or her or it to execute this Agreement.

13.       Consultation with Attorneys. Each Party has consulted with his or her or its attorneys prior to executing this Agreement, or has had the opportunity to do so, his or her or its attorneys have explained the terms and conditions of this Agreement, they have fully answered all of his or her or its questions concerning same and have apprised him or her or it of the legal impact of this Agreement, and he or she or it fully understands this Agreement and the final

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and binding effect.

14. Authority. Each Party to this Agreement has the capacity, power, and authority to enter into this Agreement and to execute and deliver any and all documents required to be executed and delivered by that Party pursuant to this Agreement and agrees and acknowledges that this Agreement has been approved by all necessary corporate or other action. Each Party to this Agreement further warrants and represents to the other Parties that this Agreement and all of its terms and conditions are valid, binding, and enforceable upon such party.

MISCELLANEOUS

15.       Place of Performance. This Settlement Agreement is made and performable in Seminole County, Florida.

16.       Entire Agreement. This Agreement contains the full and complete agreement of the Parties hereto, and all prior negotiations and agreements pertaining to the subject matter hereof are merged into this Agreement. EACH PARTY HERETO EXPRESSLY WAIVES ANY FRAUDULENT INDUCEMENT CLAIMS RELATED TO THIS AGREEMENT.

17.       Binding Effect and Beneficiaries. This Agreement and any documents attendant to same shall inure to the benefit and shall be binding on the Parties hereto and their affiliates, principals, heirs, executors, legatees, administrators, trustees, ancillary trustees, personal representatives, successors and assigns.

18.       Amendments. This Agreement embodies, merges, and integrates all prior and current agreements and understandings of the Parties with regard to the matters addressed herein and may not be clarified, modified, exchanged, or amended except in a writing signed by each of the Parties affected by such clarification, modification, exchange or amendment.

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19.       Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one agreement. A facsimile or photocopy of this Agreement and/or the signature of a Party shall be deemed to constitute an original.

20.       Law Governing and Forum Selection. The validity, construction, enforcement and effect of this Agreement shall be governed by the laws of the State of Florida without giving effect to the conflicts of laws provision thereof, and each of the obligations of the parties hereto are performable in Seminole County, Florida. Seminole County, Florida shall be the exclusive venue, with sole and exclusive jurisdiction, for any litigation relating to this Agreement, and all parties hereto consent to the exercise of personal jurisdiction by a state or federal court in Seminole County for such purpose.

21.       Headings. The headings used herein are inserted for convenience only and shall not constitute a part hereto.

22. Gender. Whenever the context so requires, all words herein in any gender shall be deemed to include the male, female or neutral gender, all singular words shall include the plural, and all plural words shall include the singular.

23. Attorneys’ Fees. In the event any litigation is instituted relating to any dispute over the interpretation, validity, construction, enforcement and/or effect of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees incurred in connection with such dispute.

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ROCKY MOUNTAIN HIGH BRANDS, INC.

By: /s/Michael Welch

Michael Welch

President and CEO

Date: October 5, 2017

STATE OF TEXAS

COUNTY OF DALLAS

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Michael Welch, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

2017.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this day of

Notary Public, in and for the State of Texas

My Commission Expires:

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/s/ Roy Meadows

Roy Meadows

Date: October 5, 2017

STATE OF FLORIDA___

COUNTY OF ________

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Roy Meadows, ______known to me to be the person or ____who provided ________________________as identification and whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

2017.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this_ day of

Notary Public, in and for the State of Florida

My Commission Expires:

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Exhibit A

Assignment of Debt Agreement

WPB_ACTIVE 8138077.1